CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Vale S.A. of our report dated February 16, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Vale S.A.'s Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers Auditores Independentes

Rio de Janeiro, Brazil

February 5, 2024